Exhibit 99.1

Thermo Fisher Scientific Completes Subsequent Offering Period of Tender Offer
Following Acquisition of Patheon N.V.

WALTHAM, Mass. (September 13, 2017) — Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, announced the expiration of the subsequent offering period of its previously announced tender offer to purchase all of the outstanding ordinary shares of Patheon N.V. The company completed the acquisition of Patheon on August 29, 2017.

The subsequent offering period expired at 12:01 a.m., New York City time, on September 13, 2017. Based on information provided by American Stock Transfer & Trust Company, LLC, the depositary for the tender offer, a total of 143,781,162 Patheon ordinary shares (including Patheon ordinary shares tendered during the initial offering period), representing approximately 99% of the outstanding Patheon ordinary shares, had been validly tendered as of 12:01 a.m., New York City time, on September 13, 2017. Thermo Fisher’s wholly owned subsidiary, Thermo Fisher (CN) Luxembourg S.à r.l., immediately accepted for payment and has promptly paid (or will promptly pay) for all ordinary shares that were validly tendered during the subsequent offering period in the same form and amount as the offer consideration paid in the initial offering period.

Thermo Fisher plans to initiate a statutory proceeding before the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam) for the compulsory acquisition (uitkoopprocedure) of all remaining non-tendered shares as provided by Dutch law in accordance with Section 2:92a or Section 2:201a of the Dutch Civil Code. In such a proceeding, the Enterprise Chamber will determine a cash price to be paid for such shares (which may be greater, equal to or less than the offer consideration).

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science, with revenues of more than $20 billion and approximately 65,000 employees globally. Our mission is to enable our customers to make the world healthier, cleaner and safer. We help our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics, deliver medicines to market and increase laboratory productivity. Through our premier brands — Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific and Unity Lab Services — we offer an unmatched combination of innovative technologies, purchasing convenience and comprehensive services. For more information, please visit www.thermofisher.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent and pending acquisitions, including the acquisition of Patheon, may not materialize as expected; difficulty retaining key employees; and our ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC, and in Patheon’s Annual Report on Form 10-K for the year ended October 31, 2016 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended January 31, 2017 and its Quarterly Report on Form 10-Q for the quarter ended April 30, 2017, each of which is on file with the SEC and available in the “Investor Relations” section of Patheon’s website, ir.patheon.com, under the heading “SEC Filings,” and in other documents Patheon files with the SEC. While Thermo Fisher may elect to update forward-looking statements at some point in the future, Thermo Fisher specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing Thermo Fisher’s views as of any date subsequent to today.

Media Contact Information:	Investor Contact Information:
Karen Kirkwood	Ken Apicerno
Phone: 781-622-1306	Phone: 781-622-1294
E-mail: karen.kirkwood@thermofisher.com	E-mail: ken.apicerno@thermofisher.com
Website: www.thermofisher.com